ACCOUNTING AND PRICING SERVICES AGREEMENT

         THIS AGREEMENT effective as of February 28, 1997 by and between COUNTRYWIDE INVESTMENT TRUST, a Massachusetts business trust (the "Trust") and COUNTRYWIDE FUND SERVICES, INC., an Ohio corporation ("Countrywide").


                            WITNESSETH THAT:

         WHEREAS, the Trust desires to hire Countrywide to provide the Trust with certain accounting and pricing services, and Countrywide is willing to provide such services upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       APPOINTMENT.

                  Countrywide is hereby appointed to provide the Trust with certain accounting and pricing services, and Countrywide accepts such appointment and agrees to provide such services under the terms and conditions set forth herein.

         2.       CALCULATION OF NET ASSET VALUE.

                  Countrywide will calculate the net asset value of each series of the Trust and the per share net asset value of each series of the Trust, in accordance with the Trust's effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including its current prospectus and statement of additional information (the "Registration Statement"), once daily as of the time selected by the Trust's Board of Trustees. Countrywide will prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with instructions from a designated officer of the Trust or its investment adviser and in the manner set forth in the Registration Statement. In valuing securities of the Trust, Countrywide may contract with, and rely upon market quotations provided by, outside services, the cost of which shall be borne by the Trust.

         3.       BOOKS AND RECORDS.

                  Countrywide will maintain such books and records as are necessary to enable it to perform its duties under this Agreement, and, in addition, will prepare and maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code, as amended (the "Code") and under the general rules and




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regulations of the Investment  Company Act of 1940, as amended (the "Act"),  and will preserve said records in the manner and for the periods prescribed in the Code and such rules and regulations. The retention of such records shall be at the expense of the Trust.

                  All of the records prepared and maintained by Countrywide pursuant to this Paragraph 3 which are required to be maintained by the Trust under the Code and the Act ("Required Records") will be the property of the Trust. In the event this Agreement is terminated, all Required Records shall be delivered to the Trust or to any person designated by the Trust at the Trust's expense, and Countrywide shall be relieved of responsibility for the preparation and maintenance of any Required Records delivered to the Trust or any such person.

         4.       COOPERATION WITH ACCOUNTANTS.

                  Countrywide shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

         5.       FEES AND CHARGES.

                  For performing its services under this Agreement, the Trust shall pay Countrywide a fee in accordance with the schedule attached hereto as Schedule A.

         6.       COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

                  Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Countrywide, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus and statement of additional information of the Trust, for complying with all applicable requirements of the Act, the Securities Act of 1933, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction.

         7.       CONFIDENTIALITY.

                  Countrywide agrees to treat all records and other information relative to the Trust and its prior, present or potential shareholders confidentially and Countrywide on behalf of itself and its employees agrees to keep confidential all such information, except (after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Countrywide may be exposed to civil or criminal contempt proceedings for failure to comply) when requested to divulge such information by duly constituted authorities or when so requested by the Trust.


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         8.       REFERENCES TO COUNTRYWIDE.

                  The Trust shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide, excepting solely such printed matter as merely identifies Countrywide as Transfer Agent, Plan Agent, Dividend Disbursing Agent, Shareholder Service Agent and Accounting and Pricing Services Agent. The Trust will submit printed matter requiring approval to Countrywide in draft form, allowing sufficient time for review by Countrywide and its counsel prior to any deadline for printing.

         9.       EQUIPMENT FAILURES.

                  In the event of equipment failures beyond Countrywide's control, Countrywide shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. Countrywide shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         10.      INDEMNIFICATION OF COUNTRYWIDE.

                  (a) Countrywide may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the Act or the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

                  (b) Any person, even though also a director, officer, employee, shareholder or agent of Countrywide, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Countrywide's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Countrywide, even though paid by it.


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                  (c) Notwithstanding any other provision of this Agreement, the
Trust shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or stock certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by Countrywide in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

         11.      MAINTENANCE OF INSURANCE COVERAGE.

                  At all times during the term of this Agreement, Countrywide shall be a named insured party on the Trust's Errors & Omissions policy and the Trust's Fidelity Bond, both of which shall include coverage of Countrywide's officers and employees. Countrywide shall pay its allocable share of the cost of such policies in accordance with the provisions of the Act. The scope of coverage and amount of insurance limits applicable to the Trust on such policies shall also be made applicable to Countrywide.

         12.      FURTHER ACTIONS.

                  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         13.      TERMINATION.

                  (a) The provisions of this Agreement shall be effective upon its execution, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by Countrywide, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Agreement or interested persons (as defined

                                                      - 4 -

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in the Act) of any such  party,  and (3) by vote of a  majority  of the  Trust's
Board of Trustees or a majority of the Trust's outstanding voting securities.

                  (b) Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor.

                  (c) This Agreement shall automatically terminate in the event of its assignment.

                  (d) In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Trust by written notice to
Countrywide, Countrywide shall, promptly upon such termination and at the expense of the Trust, transfer all Required Records and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Countrywide's cognizant personnel in the establishment of books, records and other data by such successor.

         14.      SERVICES FOR OTHERS.

                  Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

         15.      MISCELLANEOUS.

                  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         16.      LIMITATION OF LIABILITY.

                  The term "Countrywide Investment Trust" means and refers to the trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. This Agreement has been authorized by the trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such trustees nor such execution by such officer

                                                      - 5 -

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shall be deemed to have been made by any of them  individually  or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

         17.      SEVERABILITY.

                  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         18.      QUESTIONS OF INTERPRETATION.

                  (a) This Agreement shall be governed by the laws of the State of Ohio.

                  (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         19.      NOTICES.

                  Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and of Countrywide for this purpose shall be 312 Walnut Street, Cincinnati, Ohio 45202.

         20.      BINDING EFFECT.

                  Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

         21.      COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         22.      FORCE MAJEURE.

                  If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                  COUNTRYWIDE INVESTMENT TRUST



                                  By: /s/ Robert H. Leshner
                                      ----------------------------

                                  COUNTRYWIDE FUND SERVICES, INC.



                                   By: /s/ Robert G. Dorsey
                                       -----------------------------



                                                      - 7 -

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Effective December 1, 1997
                                                               Schedule A



                                  COMPENSATION


                   FOR FUND ACCOUNTING AND PORTFOLIO PRICING:


Short Term Government Income Fund
Institutional Government Income Fund
Money Market Fund
Intermediate Term Government Income Fund
Intermediate Bond Fund

                    Asset Size                    Monthly Fee
           ----------------------------            -----------
           $          0 - $ 50,000,000                  $2,000
           $ 50,000,000 - $100,000,000                  $2,500
           $100,000,000 - $200,000,000                  $3,000
           $200,000,000 - $300,000,000                  $3,500
           Over $300,000,000                            $4,500*


Adjustable Rate U.S. Government Securities Fund

                       Asset Size                    Monthly Fee
           ----------------------------            -----------
           $          0 - $ 50,000,000                  $2,500
           $ 50,000,000 - $100,000,000                  $3,000
           $100,000,000 - $200,000,000                  $3,500
           $200,000,000 - $300,000,000                  $4,000
           Over $300,000,000                            $5,000*

Global Bond Fund

                       Asset Size                    Monthly Fee
           ----------------------------            -----------
           $          0 - $ 50,000,000                  $4,000
           $ 50,000,000 - $100,000,000                  $4,500
           $100,000,000 - $200,000,000                  $5,000
           $200,000,000 - $300,000,000                  $5,500
           Over $300,000,000                            $6,500*



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